Capital City Bank Group, Inc.
 Code of Ethics for the Chief Executive Officer and Senior Financial Officers

Preamble

Capital City Bank Group, Inc. (the "Company") is committed to maintaining a business atmosphere where only the highest ethical standards and integrity prevail. An unwavering adherence to high ethical standards provides a strong foundation on which the Company's business and reputation can thrive, and is integral to creating and sustaining a successful, high-caliber company. The Company has a Group Code of Conduct, as amended, applicable to all directors and associates of the Company. The Chief Executive Officer and all senior financial officers - including the Chief Financial Officer, principal accounting officer and controller (collectively, the "Senior Financial Officers") - are bound by the Group Code of Conduct. In accordance with
Section 406 of the Sarbanes-Oxley Act of 2002 and in recognition of their critical role in proper corporate governance, the Chief Executive Officer and Senior Financial Officers shall be subject to the following conditions and requirements, in addition to the Company's Group Code of Conduct.

Financial Reporting; Communications with the Public

The Company sets high expectations for achieving its operating and financial goals. These results must be achieved without compromising its high ethical standards for accounting and financial reporting methods. Accounting and financial reporting practices must be fair and proper, in accordance with generally accepted accounting principles (GAAP), and must involve management's best judgments where necessary.

As detailed under "Integrity of Accounting and Financial Information" in the Group Code of Conduct, the Company expressly prohibits practices that might lead to fraudulent financial reporting. While difficult to give an all-inclusive definition of fraudulent financial reporting, generally it is any intentional or reckless conduct, whether by act or omission, that results in materially misleading financial statements. The Company expects clear, open, transparent and frequent communication on all significant financial and operating matters to help reduce the risk of problems in the accounting and financial reporting areas as well as to help achieve operating goals.

Accordingly, it is the responsibility of the Chief Executive Officer and each Senior Financial Officer to promptly bring to the attention of the Disclosure Committee any material information of which he or she becomes aware that affects or may affect the disclosures made by the Company in its public filings, and to otherwise assist the Disclosure Committee in fulfilling its responsibilities as specified in its charter.

The disclosures the Company makes in reports and documents the Company files with, or submits to, the Securities and Exchange Commission and Nasdaq (or other self-regulatory exchange or market), as well as in other public communications made by the Company, must be full, fair, accurate, timely and, most importantly, understandable to the public.

The Chief Executive Officer of the Company is responsible for authorizing the release of information to the public.


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Internal Controls Deficiencies; Financial Fraud

The Chief Executive Officer and each Senior Financial Officer must promptly bring to the attention of the Disclosure Committee and the Audit Committee any information he or she may have concerning (a) significant deficiencies in the design or operation of the Company's internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

Violations of this Code of Ethics; Conflicts of Interest

The Company expects its Chief Executive Officer and Senior Financial Officers to perform their duties using their best impartial judgment in all matters affecting the Company. The Chief Executive Officer and Senior Financial Officers may not exploit their position or association with the Company for personal gain, other than for authorized compensation and benefits, and should avoid even the appearance of such a conflict. Many possible conflicts of interest are specified under "Responsibility of Associates to Avoid Possible Conflicts of Interest" in the Group Code of Conduct. However, there are other situations in which a conflict of interest may arise. The Chief Executive Officer and each Senior Financial Officer must promptly bring to the attention of the Company's Counsel or the Chief Executive Officer and to the Audit Committee any information he or she may have concerning any violation of this Code of Ethics or the Company's Group Code of Conduct, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

Legal Obligations

Adherence to legal and regulatory matters must govern the business decisions and actions of the Chief Executive Officer and the Senior Financial Officers. The Chief Executive Officer and each Senior Financial Officer should make every effort to ensure that they and the Company are in compliance with all laws, rules and regulations applicable to their area of employment. The Chief Executive Officer and each Senior Financial Officer must promptly bring to the attention of the Company's Counsel or the Chief Executive Officer and to the Audit Committee any information he or she may have concerning evidence of a material violation of the federal securities laws or other laws, rules or regulations applicable to the Company and the operation of its business, whether such violation is by the Company or any agent of the Company.

Waivers; Filing Form 8-K

There shall be no waiver of any part of this Code of Ethics except by a vote of the Board of Directors or a committee designated by the Board. Prior to such a vote, the Board or Committee must ascertain whether a waiver is appropriate and ensure that any waiver is accompanied by appropriate controls designed to protect the Company.

The Company must disclose on Form 8-K any waivers of or changes to this Code of Ethics within five business days (or any other time period specified by the Securities and Exchange Commission). In addition, in the event that the Board or Committee grants any waiver, the


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waiver must be posted on the Company's website, to allow the Company's shareowners to evaluate the merits of the particular waiver.

Enforcement and Accountability

The Board of Directors shall determine - or shall designate the appropriate persons to determine - appropriate actions to be taken in the event of violations of the Group Code of Conduct or of this Code of Ethics by the Chief Executive Officer and the Senior Financial Officers. Any such action shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Group Code of Conduct and to this Code of Ethics, and shall include:

     (a) written notices to the individual involved that the Board has determined that there has been a violation; or

     (b)  censure by the Board; or

     (c)  demotion or re-assignment of the individual involved; or

     (d) suspension with or without pay or benefits (as determined by the Board); or

     (e)  termination of the individual's employment.

In determining what action is appropriate in a particular case, the Board of Directors or its designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or one of repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

Each year, the Chief Executive Officer and each Senior Financial Officer must certify his or her compliance with this Code of Ethics.
______________________________________________________________________________

I have read and understand my obligations under the Code of Ethics for the Chief Executive Officer and Senior Financial Officers and certify that, as of the date hereof, I am in compliance with the terms of the Code.

I further understand that my agreement to comply with this Code of Ethics does
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not constitute a contract of employment.
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FTL 273639.4

FTL 273639.4